Exhibit 13.2

Certification by the Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Missfresh Limited (the “Company”) on Form 20-F for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on August 3, 2023, as amended by Amendment No. 1 thereto (the “Report”), I, Zheng Xu, Chief Executive Officer of the Company (serving as the principal executive officer and performing the functions of the principal financial officer at the date hereof), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2023

By:	/s/ Zheng Xu
Name:	Zheng Xu
Title:	Chief Executive Officer (serving as the principal executive officer and performing the functions of the principal financial officer at the date hereof)